EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHARMING SHOPPES REPORTS FOURTH QUARTER RESULTS

Bensalem, PA, March 30, 2010 – Charming Shoppes, Inc. (NASDAQ: CHRS) a leading multi-brand apparel retailer specializing in women's plus-size apparel, today reported sales and operating results for the three and twelve month periods ended January 30, 2010.

Results for the quarter, compared to the same quarter of the prior year, include:
●
A net sales decrease of $92.9 million or 14.7%, reflecting a 12% decrease in comparable store sales, the impact of 152 net store closings, and a 10% increase in e-commerce sales.  Average same store inventories were down 6% for the quarter; and at the end of the quarter, same store inventories increased 1%;

●
Gross Profit was $235.4 million in the quarter, reflecting a decrease of $28.5 million, or 10.8%.  Gross margin improved 190 basis points to 43.7% of sales, partially offsetting the impact of the 14.7% sales decline;

●	Total operating expenses, excluding certain charges, decreased $36.0 million, or 11.9% (refer to GAAP to non-GAAP reconciliation, below);
●
Adjusted EBITDA was $(12.9) million in the quarter, reflecting an improvement of $5.1 million, or 28.5% (refer to GAAP to non-GAAP reconciliation, below).  Adjusted EBITDA as a percent of sales improved 50 basis points to (2.4)%;

●	Loss from operations excluding certain charges improved by $7.5 million, or 19.1% (refer to GAAP to non-GAAP reconciliation, below);
●	Net loss, excluding certain items, was $(12.1) million, or $(0.10) per diluted share, reflecting an improvement of $32.4 million or 72.9% (refer to GAAP to non-GAAP reconciliation, below);
●	An increase in the Company’s cash and available for sale securities position for the year ended January 30, 2010 to $186.8 million, compared to $100.2 million in the year ago period;
●
Total liquidity of $328 million including approximately $187 million in cash and available for sale securities and $141 million of net availability under the Company’s undrawn committed line of credit;

●
The repurchase of $16.1 million face value of the Company’s 1.125% Convertible Notes due 2014 (the “Notes”) during the quarter.  For the fiscal year, the Company repurchased Notes with an aggregate principal amount of $85.4 million for an aggregate purchase price of $50.6 million.

Commenting on the results for the quarter, Jim Fogarty, President and Chief Executive Officer of Charming Shoppes, Inc. said, “Over the last year, we have had two primary objectives – first, to strengthen the capital base and liquidity profile of the Company – goal accomplished; at year end, debt, net of cash, was $33 million and liquidity was $328 million, all while buying back $85 million of our convertible notes.  Second – to stabilize and begin to grow our business – on that we are a work in process.  Although we continued to improve adjusted EBITDA – with an increase of $5 million for the quarter and $21 million for the year – our same store sales comp only improved marginally from (13)% in the third quarter to (12)% in the fourth quarter.

“Considering lead times to adjust apparel assortments, our results in the fourth quarter showed only modest improvement and reflected very similar assortment issues to those we referenced in the third quarter – a lack of focus on our customer and a failure to provide her with a strong, focused core tops and bottoms assortment.

“During the third quarter, we reassessed our direction for Lane Bryant’s assortments, and during the fourth quarter, we reassessed our direction for Fashion Bug.  We took to heart insights from our studies and we also shifted our Charming Shoppes culture from one of ‘defense only’ to a combination of ‘defense and offense’.  As a result of our work at Lane Bryant during the third quarter, we have made a number of improvements in our Spring assortments, including Lane Bryant’s recent launches of core tops and bottoms programs, such as Supima® Cotton knit tops, casual woven shirts, capris (alternate length pants), and new assortments in swimwear and footwear.  As a result of our work at Fashion Bug, we are addressing both our assortment and real estate strategy.

“Our first quarter 2010 to-date same store sales comp through eight weeks was approximately (4)%, which while still negative, reflects improvement across all of our brands from our fourth quarter comps and progress in our Spring assortments.  Further, our internet business was up 35% in that same time period, benefiting from the August launch of our new web sites and the February launch of our universal shopping cart linking our four apparel web sites.

“We remain focused on our five key priorities: (1) Focus on the Customer; (2) Stabilize and Begin to Grow Profitable Revenue; (3) Increase EBITDA; (4) Increase Cash Flow, and; (5) Employee Empowerment with Accountability.”

Fourth Quarter Consolidated Results
●
Net sales for the three months ended January 30, 2010 decreased $92.9 million or 14.7% to $539.0 million, compared to $631.9 million for the three months ended January 31, 2009.  The decrease in sales was primarily as a result of a comparable store sales decrease of 12% and the impact of 160 store closings and 8 store openings during the last four quarters.  E-commerce sales increased 10% to $27.8 million, compared to $25.1 million in the year ago period.  Comparable store sales declined 15%, 8% and 6% at the Company’s Lane Bryant, Fashion Bug and Catherines brands, respectively.

●
Gross Profit decreased $28.5 million, or 10.8% to $235.4 million in the fourth quarter, compared to $263.9 million in the same quarter last year, primarily related to lower sales volumes, partially offset by improvement in the gross margin.  The gross margin improved by 190 basis points to 43.7% for the quarter ended January 30, 2010, compared to 41.8% for the quarter ended January 31, 2009, as a result of improved operating performance in the Company’s Direct-to-Consumer Segment, following the closing of the Lane Bryant Woman catalog in the first half of fiscal year 2009, and lower average inventories resulting in reduced markdowns on seasonal merchandise at Lane Bryant, somewhat offset by increased markdowns on seasonal merchandise at the Fashion Bug and Catherines brands.

●
Occupancy and Buying expense decreased $16.4 million, or 15.0% to $92.6 million in the fourth quarter, compared to $108.9 million in the same quarter last year, primarily related to rent reductions as a result of lease renegotiations and the operation of fewer stores.

●
Selling, general and administrative expense decreased $17.3 million, or 10.0% to $155.7 million in the fourth quarter, compared to $173.0 million in the same quarter last year, primarily related to expense reduction initiatives and the closing of under-performing stores.  SG&A expense as a percent of sales was 28.9%, a 150 basis point increase compared to the year ago period, related to lack of leverage on a declining sales base.

●
Depreciation and Amortization expense decreased $2.3 million, or 11.1% to $18.8 million in the quarter, compared to $21.1 million in the same quarter last year, primarily related to operating fewer stores than in the year ago period.  D&A expense was 3.5% as a percent of sales, generally comparable to the year ago period.

●
The quarter ended January 30, 2010 included charges of $15.7 million for the impairment of store assets, a charge of $0.9 million related to the sale of the Company’s proprietary credit card receivables program, and net restructuring charges of $0.5 million primarily related to the closing of the Petite Sophisticate Outlet stores.    The quarter ended January 31, 2009 included charges of $61.3 million for the impairment of goodwill, intangible assets and store assets, and restructuring charges of $8.2 million related to previously announced consolidation and streamlining initiatives, of which $2.9 million were non-cash charges.

●
Adjusted EBITDA was $(12.9) million in the quarter, reflecting an improvement of $5.1 million, or 28.5%, primarily related to improved operating performance at the Company’s Direct-to-Consumer Segment (refer to GAAP to non-GAAP reconciliation, below).  Adjusted EBITDA as a percent of sales improved 50 basis points to (2.4)%;

●
Loss from operations excluding the aforementioned charges improved by $7.5 million, or 19.1%, to $31.6 million.  The prior year period loss from operations excluding the aforementioned charges was $39.1 million (refer to GAAP to non-GAAP reconciliation, below).

●
Net loss, including the aforementioned charges, decreased by $86.0 million, or 75.4%, and benefited from expense reductions, lower total impairment charges, and an income tax benefit related to the Company’s carry back of additional prior years’ net operating losses, as a result of the passage of the “Worker, Homeownership, and Business Assistance Act of 2009”.

●
On a non-GAAP basis, loss from operations before income tax was $36.0 million, or $0.31 loss per diluted share, an improvement of 15.7% compared to loss from operations before income tax of $42.7 million, or $0.37 loss per diluted share in the prior year period (refer to GAAP to non-GAAP reconciliation, below).

Commenting on the quarter and the Company’s liquidity, Eric M. Specter, Executive Vice President and Chief Financial Officer said, “Our liquidity remained strong and allowed us to opportunistically repurchase $16.1 million of principal amount of Notes at a 30% discount, for a cash purchase price of $11.3 million.  During the fiscal year, including those repurchases, we have reduced the principal amount of the Notes from an initial $275 million to $190 million.

“As Jim stated, we have shifted to a strategy of both ‘defense and offense’.  While we continue to closely manage and plan our inventory levels, we are ‘playing offense’ by strategically investing in inventory that supports the improvements we have made in our core merchandise assortments, as well as investments in new assortments.”  Specter continued, “Consistent with our ongoing initiatives to reduce expenses to improve cash flow, we continue to analyze our store portfolio to identify under-performing stores.  We expect to achieve further occupancy cost reductions, through the continued negotiation of lease terms with our landlords, and to the extent that improved terms are not possible, through the closing of stores.  Accordingly, we are announcing a new program for the closing of 100-120 under-performing stores in Fiscal 2010.  We estimate the cost to execute the store closing program to be approximately $7 to $9 million, primarily related to lease termination charges.”

Twelve Months Consolidated Results
●
Net sales for the twelve months ended January 30, 2010 decreased $410.3 million or 16.6% to $2,064.6 million, compared to $2,474.9 million for the twelve months ended January 31, 2009.  The decrease in sales was primarily as a result of a comparable store sales decrease of 13% and the impact of 160 store closings and 8 store openings during the last four quarters.  E-commerce sales increased 6% to $95.1 million, compared to $89.7 million in the year ago period.  Comparable store sales declined 15%, 14% and 7% at the Company’s Lane Bryant, Fashion Bug and Catherines brands, respectively.

●
Gross Profit decreased $123.9 million, or 10.8% to $1,023.6 million for the year, compared to $1,147.5 million in the previous year, primarily related to lower sales volumes, partially offset by improvement in gross margin.  The gross margin improved by 320 basis points to 49.6% for the year ended January 30, 2010, compared to 46.4% for the year ended January 31, 2009, as a result of lower inventories and reduced markdowns on seasonal merchandise, as well as improved operating performance in the Company’s Direct-to-Consumer Segment, following the closing of the Lane Bryant Woman catalog in the first half of fiscal year 2009.

●
Occupancy and Buying expense decreased $37.6 million, or 8.8% to $390.2 million for the year, compared to $427.8 million in the previous year, primarily related to the operation of fewer stores and rent reductions as a result of lease renegotiations.

●
Selling, general and administrative expense decreased $107.2 million, or 15.5% to $582.9 million in the year, compared to $690.1 million in the previous year, primarily related to expense reduction initiatives and the closing of under-performing stores.  SG&A expense as a percent of sales was 28.2%, a 30 basis point increase compared to the year ago period, related to lack of leverage on a declining sales base.

●
Depreciation and Amortization expense decreased $17.4 million, or 18.6% to $76.3 million in the year, compared to $93.7 million in the previous year, primarily related to operating fewer stores than in the year ago period.  D&A expense was 3.7% as a percent of sales, essentially flat year over year.

●
The year ended January 30, 2010 included charges of $15.7 million for the impairment of store assets, charges of $14.2 million related to the sale of the Company’s proprietary credit card receivables program, and restructuring charges of $31.7 million primarily related to previously announced consolidation and streamlining initiatives, of which $8.8 million were non-cash charges.  The year ended January 31, 2009 included charges of $81.5 million for the impairment of goodwill, intangible assets and store assets, and restructuring charges of $33.1 million related to previously announced consolidation and streamlining initiatives, of which $2.9 million were non-cash charges.

●
On a GAAP basis, for the twelve months ended January 30, 2010, loss from continuing operations was $78.0 million or $0.67 loss per diluted share, an improvement of $102.4 million, or 56.8%.  This compares to loss from continuing operations of $180.4 million, or $1.57 per diluted share for the twelve months ended January 31, 2009. On a non-GAAP basis, loss from continuing operations before income tax was $43.8 million, or $0.38 loss per diluted share for the twelve months ended January 30, 2010, an improvement of $35.4 million compared to loss from continuing operations before income tax of $79.2 million, or $0.69 loss per diluted share for the twelve months ended January 31, 2009 (refer to GAAP to non-GAAP reconciliation, below).

●
Adjusted EBITDA was $50.5 million in the year, reflecting an increase of $20.9 million, or 70.6%, primarily related to improved operating performance of the Company’s Direct-to-Consumer Segment, following the closing of the Lane Bryant Woman catalog business in the first half of fiscal year 2009.  (Refer to GAAP to non-GAAP reconciliation, below).  Adjusted EBITDA as a percent of sales improved 120 basis points to 2.4%;

●
Loss from operations excluding the aforementioned charges improved by $38.3 million, or 59.7% to $25.9 million.  The prior year period loss from operations excluding the aforementioned charges was $64.2 million (refer to GAAP to non-GAAP reconciliation, below).

Sales results for the three month periods ended January 30, 2010 and January 31, 2009 were:
	Net Sales for the Three Months Ended 1/30/10 ($ millions)	Net Sales for the Three Months Ended 1/31/09 ($ millions)	Total Net Sales Change	Comparable Store Sales Change for the Three Months Ended 1/30/10
Lane Bryant Stores(1)	$226.9	$273.4	-17%	-15%
Fashion Bug Stores	161.2	186.8	-14%	-8%
Catherines Stores	65.6	68.3	-4%	-6%
Catalog Sales	81.4	96.7	-16%	NA
Other (2)	3.9	6.7	-42%	NA
Consolidated	$539.0	$631.9	-15%	-12%

Sales results for the twelve month periods ended January 30, 2010 and January 31, 2009 were:
	Net Sales for the Twelve Months Ended 1/30/10 ($ millions)	Net Sales for the Twelve Months Ended 1/31/09 ($ millions)	Total Net Sales Change	Comparable Store Sales Change for the Twelve Months Ended 1/30/10
Lane Bryant Stores(1)	$945.8	$1,113.6	-15%	-15%
Fashion Bug Stores	692.1	855.4	-19%	-14%
Catherines Stores	293.0	312.7	-6%	-7%
Catalog Sales	116.6	167.5	-30%	NA
Other (2)	17.1	25.7	-33%	NA
Consolidated	$2,064.6	$2,474.9	-17%	-13%

(1) Includes Lane Bryant Outlet Stores; (2) Includes Petite Sophisticate Retail and Outlet Stores, Corporate and Other.

Charming Shoppes, Inc. will host its fourth quarter earnings conference call today at 9:00 am Eastern time.  To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event.  The conference call will also be simulcast and rebroadcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives.  The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

A transcript of prepared remarks for the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives following today’s conference call.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material.  It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission.  Accessing this call or the rebroadcast constitutes consent to these terms and conditions.  Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At January 30, 2010, Charming Shoppes, Inc. operated 2,121 retail stores in 48 states under the names LANE BRYANT®, CACIQUE®, LANE BRYANT OUTLET®, FASHION BUG®, FASHION BUG PLUS®, and CATHERINES PLUS SIZES®.  The Company also operates the Figi's® Gifts in Good Taste catalog, specializing in holiday fare, gift-giving convenience, and exclusive and personalized items.  During the twelve months ended January 30, 2010 the Company opened 8, relocated 7, converted 5 and closed 160 retail stores.  The Company ended the period with 860 Lane Bryant and Lane Bryant Outlet stores, 801 Fashion Bug and Fashion Bug Plus stores and 460 Catherines stores, comprising approximately 13,946,000 square feet of leased space.  For more information about Charming Shoppes and its brands, please visit www.charmingshoppes.com, www.lanebryant.com, www.cacique.com, www.fashionbug.com, www.catherines.com, and www.figis.com.

Reconciliation of GAAP to Non-GAAP Financial Measures
Total Operating Expenses, on a non-GAAP basis
For the Three and Twelve Months Ended January 30, 2010 and January 31, 2009

(Pre-tax $ in millions)	3 Months Ended 1/30/10	3 Months Ended 1/31/09	12 Months Ended 1/30/10	12 Months Ended 1/31/09
Total Operating Expenses	$284.1	$372.5	$1,111.2	$1,326.3
Restructuring charges	0.5	8.2	31.7	33.1
Impairment charges	15.7	61.3	15.7	81.5
Charge on sale of proprietary credit card program	0.9	-	14.2	-
Total Operating Expenses excluding the above items	$267.0	$303.0	$1,049.5	$1,211.7

Results may not add due to rounding.

Reconciliation of GAAP to Non-GAAP Financial Measures
Loss from Operations and Adjusted EBITDA, on a non-GAAP basis
For the Three and Twelve Months Ended January 30, 2010 and January 31, 2009

(Pre-tax $ in millions)	3 Months Ended 1/30/10	3 Months Ended 1/31/09	12 Months Ended 1/30/10	12 Months Ended 1/31/09
Loss from operations	$(48.7)	$(108.6)	$(87.5)	$(178.8)
Restructuring charges	0.5	8.2	31.7	33.1
Impairment charges	15.7	61.3	15.7	81.5
Charge on sale of proprietary credit card program	0.9	-	14.2	-
Loss from operations, excluding the above items, on a non-GAAP basis	(31.6)	(39.1)	(25.9)	(64.2)
Depreciation and Amortization	18.8	21.1	76.3	93.7
Adjusted EBITDA	$(12.9)	$(18.0)	$50.5	$29.6
Results may not add due to rounding.

Reconciliation of GAAP to Non-GAAP Financial Measures
Loss from continuing operations, before income tax, on a non-GAAP basis
For the Three and Twelve Months Ended January 30, 2010 and January 31, 2009

($ in millions)	3 Months Ended 1/30/10*	3 Months Ended 1/31/09*	12 Months Ended 1/30/10*	12 Months Ended 1/31/09
(Loss) from continuing operations, before income tax, on a GAAP basis	$(51.9)	$(112.2)	$(91.5)	$(193.8)
Restructuring charges	0.5	8.2	31.7	33.1
Impairment charges	15.7	61.3	15.7	81.5
Charge on sale of proprietary credit card program	0.9	0	14.2	0
Gain of repurchase of debt	(1.2)	0	(14.0)	0
(Loss) from continuing operations, before income tax, on a non-GAAP basis	$(36.0)	$(42.7)	$(43.8)	$(79.2)

Results may not add due to rounding.

*Represents Loss from operations before income taxes, as there were no discontinued operations during the period.

Reconciliation of GAAP to Non-GAAP Financial Measures
Net loss, excluding certain items, on a non-GAAP basis
For the Three and Twelve Months Ended January 30, 2010 and January 31, 2009

($ in millions)	3 Months Ended 1/30/10	3 Months Ended 1/31/09	12 Months Ended 1/30/10	12 Months Ended 1/31/09
Net loss on a GAAP basis	$(28.0)	$(114.0)	$(78.0)	$(255.3)
Restructuring charges	0.5	8.2	31.7	33.1
Impairment charges	15.7	61.3	15.7	81.5
Charge on sale of proprietary credit card program	0.9	0	14.2	0
Gain of repurchase of debt	(1.2)	0	(14.0)	0
Net loss on a non-GAAP basis	$(12.1)	$(44.5)	$(30.2)	$(140.6)

Results may not add due to rounding.

*SEC REGULATION G -- Charming Shoppes, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude one-time charges, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Safe Harbor Statement
This press release contains and the Company’s conference call may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to realize the benefits from the sale of our credit card program to, and the operation of our credit card program by, our third-party provider, the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure of our executives and their management teams to successfully implement the Company’s business plans, the failure to effectively implement the Company's plans for a new organizational structure and enhancements in the Company's merchandise and marketing, the failure of the continued growth of the women’s plus apparel market, the failure to continue receiving financing at an affordable cost through the availability of credit we receive from our bankers, suppliers and their agents, the failure to effectively implement our planned store closing plans, the failure to continue receiving accurate and compliant e-commerce and third-party processing services,  the failure to achieve improvement in the Company's competitive position, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the failure of our vendors to deliver quality and timely shipments, in compliance with applicable laws and regulations, the interruption of merchandise flow from the Company's centralized distribution facilities and third-party distribution providers, inadequate systems capacity, inability to protect trademarks or other intellectual property, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President, Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		4th Quarter		4th Quarter
		Ended		Ended
	Percent	Jan. 30	Percent	Jan. 31	Percent
(in thousands, except per share amounts)	Change	2010	of Sales (a)	2009	of Sales (a)

Net sales	(14.7)%	$539,012	100.0%	$631,870	100.0%

Cost of goods sold	(17.5)	303,645	56.3	367,978	58.2
Gross profit	(10.8)	235,367	43.7	263,892	41.8

Occupancy and buying	(15.0)	92,565	17.2	108,941	17.2
Selling, general, and administrative	(10.0)	155,681	28.9	172,976	27.4
Depreciation and amortization (b)	(11.1)	18,768	3.5	21,111	3.3
Sale of proprietary credit card receivables programs (c)	n/a	858	0.2	0	0.0
Impairment of store assets, goodwill and trademarks (d)	(74.3)	15,741	2.9	61,282	9.7
Restructuring charges (e)	(93.9)	500	0.1	8,198	1.3
Total operating expenses	(23.7)	284,113	52.7	372,508	59.0

Loss from operations	55.1	(48,746)	(9.0)	(108,616)	(17.2)

Other income, principally interest (f)	(87.6)	155	0.0	1,247	0.2
Gain on repurchase of debt	n/a	1,151	0.2	0	0.0
Non-cash interest expense	(25.9)	(2,099)	(0.4)	(2,833)	(0.4)
Interest expense	20.9	(2,373)	(0.4)	(1,962)	(0.3)

Loss from operations before income taxes	53.7	(51,912)	(9.6)	(112,164)	(17.8)
Income tax (benefit)/provision (g)	N/A	(23,890)	(4.4)	1,829	0.3

Net loss	75.4%	$(28,022)	(5.2)%	$(113,993)	(18.0)%

Loss per share:
Basic:
Net loss		$(0.24)		$(0.99)
Weighted average shares outstanding		115,897		114,953

Diluted:
Net loss		$(0.24)		$(0.99)
Weighted average shares outstanding		115,897		114,953

(a)	Results may not add due to rounding.

(b)	Excludes amortization of deferred financing fees which are included as a component of interest expense.

(c)	Primarily transaction related costs as a result of the sale of our credit card receivables programs completed on October 30, 2009.

(d)
Based on our assessments of the carrying value of long-lived assets conducted in accordance with ASC 360-10 (formerly known as SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets") in the Fiscal 2009 4th Quarter, we identified approximately 89 stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows. Accordingly, we incurred non-cash charges of $15,741 to write down these stores to their respective fair values.

In the Fiscal 2008 4th Quarter, we identified approximately 152 stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows. Accordingly, we incurred non-cash charges of $16,577  to write down these stores to their respective fair values.  Also, as a result of our annual impairment review during the Fiscal 2008 4th Quarter, we recorded a non-cash charge of $43,229 related to the impairment of Catherines goodwill and $1,476 related to the impairment of trademarks and tradenames.

(e)
Fiscal 2009 costs primarily relate to lease termination charges and non-cash accelerated depreciation for the closure of the Petitie Sophisticate outlet stores that ceased operations in the 4th Quarter of Fiscal 2009.  Fiscal 2008 costs primarily represent lease termination charges and non-cash accelerated depreciation for the facilities and fixed assets retained from the sale of the non-core misses apparel catalog business, costs related to our multi-year transformational initiatives, severance for the shutdown of Lane Bryant Woman catalog and the elimination of corporate positions.

(f)	Fiscal 2008 4th Quarter included $882 of interest income related to refunds from amended tax returns completed during the 4th Quarter.

(g)	Fiscal 2009 4th Quarter includes the impact of recognizing a benefit associated with a net operating loss carryback in accordance with the "Worker, Homeownership and Business Assistance Act of 2009."

CHARMING SHOPPES, INC.
(Unaudited)

		Twelve Months		Twelve Months
		Ended		Ended
	Percent	Jan. 30	Percent	Jan. 31	Percent
(in thousands, except per share amounts)	Change	2010	of Sales (a)	2009	of Sales (a)

Net sales	(16.6)%	$2,064,602	100.0%	$2,474,898	100.0%

Cost of goods sold	(21.6)	1,040,985	50.4	1,327,387	53.6
Gross profit	(10.8)	1,023,617	49.6	1,147,511	46.4

Occupancy and buying	(8.8)	390,225	18.9	427,841	17.3
Selling, general, and administrative	(15.5)	582,941	28.2	690,095	27.9
Depreciation and amortization (b)	(18.6)	76,302	3.7	93,741	3.8
Sale of proprietary credit card receivables programs (c)	n/a	14,237	0.7	0	0.0
Impairment of store assets, goodwill and trademarks (d)	(80.7)	15,741	0.8	81,498	3.3
Restructuring charges (e)	(4.3)	31,719	1.5	33,145	1.3
Total operating expenses	(16.2)	1,111,165	53.8	1,326,320	53.6

Loss from operations	51.0	(87,548)	(4.2)	(178,809)	(7.2)

Other income, principally interest (f)	(81.2)	834	0.0	4,430	0.2
Gain on repurchase of debt	n/a	13,979	0.7	0	0.0
Non-cash interest expense	(10.4)	(9,885)	(0.5)	(11,032)	(0.4)
Interest expense	5.8	(8,914)	(0.4)	(8,428)	(0.3)

Loss from continuing operations before income taxes	52.8	(91,534)	(4.4)	(193,839)	(7.8)
Income tax benefit (g)	0.6	(13,572)	(0.7)	(13,488)	(0.5)

Loss from continuing operations	56.8	(77,962)	(3.8)	(180,351)	(7.3)

Loss from operations of discontinued component (including loss
on disposal of $46,736), net of tax (h)	N/A	0	0.0	(74,922)	(3.0)

Net loss	69.5%	$(77,962)	(3.8)%	$(255,273)	(10.3)%

Loss per share:
Basic:
Loss from continuing operations		$(0.67)		$(1.57)
Loss from discontinued operations, net of tax		0.00		(0.65)
Net loss (a)		$(0.67)		$(2.23)
Weighted average shares outstanding		115,626		114,690

Diluted:
Loss from continuing operations		$(0.67)		$(1.57)
Loss from discontinued operations, net of tax		0.00		(0.65)
Net loss (a)		$(0.67)		$(2.23)
Weighted average shares outstanding		115,626		114,690

(a)	Results may not add due to rounding.

(b)	Excludes amortization of deferred financing fees which are included as a component of interest expense.

(c)
Primarily relates to contract termination and transaction related costs, and severance and retention costs as a result of the sale of our credit card receivables programs completed on October 30, 2009.

(d)
Based on our assessments of the carrying value of long-lived assets conducted in accordance with ASC 360-10 (formerly known as SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets") in the Fiscal 2009 4th Quarter, we identified approximately 89 stores with asset carrying values in excess of such stores’ respective forecasted undiscounted cash flows. Accordingly, we incurred non-cash charges of $15,741 to write down these stores to their respective fair values.

In the Fiscal 2008 3rd and 4th Quarters we identified approximately 275 stores with asset carrying values in excess of such stores' respective forecasted undiscounted cash flows.  Accordingly, we incurred non-cash charges of $36,793 to write down the long-lived assets at these stores to their respective fair values.  Also, as a result of our annual impairment review during the Fiscal 2008 4th Quarter, we recorded a non-cash charge of $43,229 related to the impairment of Catherines goodwill and $1,476 related to the impairment of trademarks and tradenames.

(e)
Fiscal 2009 costs primarily include lease termination charges and non-cash accelerated depreciation for the facilities and fixed assets retained from the sale of the non-core misses apparel catalog business that ceased operations in the 3rd Quarter of Fiscal 2009 and for the Petite Sophisticate stores that ceased operation during the 4th Quarter of Fiscal 2009 and other costs related to our multi-year transformational initiatives.  Fiscal 2008 costs primarily represent lease termination charges, severance for our former CEO, severance for the shutdown of Lane Bryant Woman catalog and the elimination of corporate positions, relocation charges and accelerated depreciation related to the consolidation and streamlining initiatives announced during the 4th Quarter of Fiscal 2007.

(f)	Twelve Months ended January 31, 2009 included $2,274 of interest income related to refunds from amended tax returns filed.

(g)	Fiscal 2009 includes the impact of recognizing a benefit associated with a net operating loss carryback in accordance with the "Worker, Homeownership and Business Assistance Act of 2009."

(h)
Loss from operations of discontinued component for the Twelve Months ended January 31, 2009 represents the results of operations and a loss on disposition as a result of the closing of the sale of the non-core misses apparel catalog businesses on September 18, 2008.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	January 30,	January 31,
(In thousands, except share amounts)	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$186,580	$93,759
Available-for-sale securities	200	6,398
Accounts receivable, net of allowances of $5,345 and $6,018	33,647	33,300
Investment in asset-backed securities	0	94,453
Merchandise inventories	267,525	268,142
Deferred taxes	5,897	3,439
Prepayments and other	128,053	155,430
Total current assets	621,902	654,921

Property, equipment, and leasehold improvements – at cost	1,026,815	1,076,972
Less accumulated depreciation and amortization	721,732	693,796
Net property, equipment, and leasehold improvements	305,083	383,176

Trademarks and other intangible assets	187,132	187,365
Goodwill	23,436	23,436
Other assets	24,104	28,243
Total assets	$1,161,657	$1,277,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$126,867	$99,520
Accrued expenses	153,175	166,631
Current portion – long-term debt	6,265	6,746
Total current liabilities	286,307	272,897

Deferred taxes	52,683	46,197
Other non-current liabilities	186,175	188,470
Long-term debt, net of debt discount of $42,105 and $72,913	171,558	232,722

Stockholders’ equity
Common stock $.10 par value
Authorized – 300,000,000 shares
Issued –154,234,657 shares and 153,482,368 shares	15,423	15,348
Additional paid-in capital	505,033	498,551
Treasury stock at cost – 38,571,746 shares and 38,482,213 shares	(348,241)	(347,730)
Accumulated other comprehensive income	0	5
Retained earnings	292,719	370,681
Total stockholders’ equity	464,934	536,855
Total liabilities and stockholders’ equity	$1,161,657	$1,277,141

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	January 30,	January 31,	February 2,
(In thousands)	2010	2009	2008

Operating activities
Net loss	$(77,962)	$(255,273)	$(88,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	77,922	94,852	96,976
Stock-based compensation	6,844	5,576	7,101
Sale of proprietary credit card receivables programs	14,237	0	0
Accretion of discount on 1.125% Senior Convertible Notes	9,885	11,032	7,770
Deferred income taxes	4,031	14,116	(7,553)
Gain on repurchases of 1.125% Senior Convertible Notes	(13,979)	0	0
Write-down of capital assets	8,624	6,105	11,325
Net loss/(gain) from disposition of capital assets	(380)	(559)	2,147
Net loss/(gain) from securitization activities	(2,465)	3,969	(6,445)
Loss on disposition of discontinued operations	0	46,736	0
Impairment of store assets, goodwill, and trademarks	15,741	81,498	98,219
Write-down of deferred taxes related to stock-based compensation	0	(1,427)	0
Excess tax benefits related to stock-based compensation	0	0	(613)
Extraordinary item, net of income taxes	0	0	(912)
Changes in operating assets and liabilities:
Accounts receivable, net	(347)	235	(169)
Merchandise inventories	617	72,530	37,906
Accounts payable	27,347	(34,733)	(38,076)
Prepayments and other	(10,577)	13,655	(514)
Accrued expenses and other	(30,724)	(21,201)	40,973
Proceeds from sale of retained interests in proprietary credit card receivables	85,397	0	0
Proceeds from sale of Crosstown Traders credit card receivables portfolio	0	12,455	0
Purchase of Lane Bryant credit card receivables portfolio	0	0	(230,975)
Securitization of Lane Bryant credit card receivables portfolio	0	0	230,975
Net cash provided by operating activities	114,211	49,566	159,845

Investing activities
Investment in capital assets	(22,650)	(55,800)	(137,709)
Proceeds from sale of certificates related to proprietary credit card receivables	51,250	0	0
Proceeds from sales of capital assets	3,178	4,813	0
Gross purchases of securities	(2,448)	(3,143)	(84,665)
Proceeds from sales of securities	8,788	10,367	22,335
Net proceeds from sale of discontinued operations	0	34,440	0
Proceeds from eminent domain settlement, net of taxes	0	0	912
Decrease/(increase) in other assets	5,063	11,099	(11,502)
Net cash provided/(used) by investing activities	43,181	1,776	(210,629)

Financing activities
Repurchases of 1.125% Senior Convertible Notes	(50,633)	0	0
Repayments of long-term borrowings	(7,088)	(8,682)	(11,814)
Proceeds from long-term borrowings	0	108	1,316
Payments of deferred financing costs	(7,308)	(48)	(7,640)
Net payments for settlements of hedges on convertible notes	(26)	0	0
Proceeds from issuance of senior convertible notes	0	0	275,000
Excess tax benefits related to stock-based compensation	0	0	613
Purchase of hedges on senior convertible notes	0	0	(90,475)
Sale of common stock warrants	0	0	53,955
Purchases of treasury stock	0	(10,969)	(252,625)
Net proceeds from shares issued under employee stock plans	484	166	458
Net cash used by financing activities	(64,571)	(19,425)	(31,212)

Increase/(decrease) in cash and cash equivalents	92,821	31,917	(81,996)
Cash and cash equivalents, beginning of year	93,759	61,842	143,838
Cash and cash equivalents, end of year	$186,580	$93,759	$61,842

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Continued)

	Year Ended
	January 30,	January 31,	February 2,
(In thousands)	2010	2009	2008

Non-cash financing and investing activities
Common stock issued on conversion of debentures	$0	$0	$149,564
Assets acquired through capital leases	$0	$5,959	$8,047